Exhibit (b) (2)

SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSR for the Registrant as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Registrant.

By:	/s/ Michael J. Cosgrove
Michael J. Cosgrove
Chairman, GE Investments Funds, Inc.

Date: August 14, 2013

By:	/s/ Arthur A. Jensen
Arthur A. Jensen
Treasurer, GE Investments Funds, Inc.

Date: August 14, 2013